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                                                                   Exhibit 23(c)




June 21, 2000


KeyCorp
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

We hereby consent to the quotation of our opinion under the heading "United States Tax Considerations" in the Prospectus Supplement filed as a part of KeyCorp's first post-effective amendment to the Registration Statement on Form S-3, File No. 333-10577, filed with the Securities and Exchange Commission on August 21, 1996, which Registration Statement also constitutes the first post-effective amendment to KeyCorp's Registration Statement on Form S-3, File No. 33-58405, and to the use of our name therein.

Very truly yours,

/s/ Thompson Hine & Flory LLP